Exhibit 10.5

Employee

Nonqualified Stock Option Agreement under

the Orthofix International N.V.

2012 Long-Term Incentive Plan

This Employee Nonqualified Stock Option Agreement (the “Agreement”) is made this     day of             20        (the “Grant Date”) between Orthofix International N.V., a Curacao company (the “Company”), and the person signing this Agreement adjacent to the caption “Optionee” on the signature page hereof (the “Optionee”). Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Orthofix International N.V. 2012 Long-Term Incentive Plan (the “Plan”).

WHEREAS, pursuant to the Plan, the Company desires to afford the Optionee the opportunity to purchase shares of Stock (“Common Shares”) on the terms and conditions set forth herein;

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. Grant of Option. Subject to the provisions of this Agreement and the Plan, the Company hereby grants to the Optionee the right and option (the “Option”) to purchase             Common Shares at an exercise price of $        .        per share (the “Exercise Price”).

2. Incorporation of Plan. The Optionee acknowledges receipt of the Plan, a copy of which is annexed hereto, and represents that he or she is familiar with its terms and provisions and hereby accepts this Option subject to all of the terms and provisions of the Plan and all interpretations, amendments, rules and regulations which may, from time to time, be promulgated and adopted pursuant to the Plan. The Plan is incorporated herein by reference. In the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern and this Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

3. Non-Qualified Stock Option. The Option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.

4. Vesting. Subject to earlier termination in accordance with the Plan or this Agreement and the terms and conditions herein or therein, the Option shall vest and become exercisable with respect to 25% of the shares covered thereby on each of the first, second, third and fourth anniversaries of the Grant Date; provided, however, that the exercisability of any portion of the Option relating to a fractional share shall be deferred until such time, if any, that such portion can be exercised as a whole Common Share.

5. Term. The Option shall expire and no longer be exercisable 10 years from the Grant Date, subject to earlier termination in accordance with the Plan or this Agreement.

6. Termination of Service.

(a) Termination of Service Other than for Cause, Death, Disability, Qualified Retirement or Voluntary Termination. If, prior to vesting, the Optionee’s Service is terminated or the Optionee retires in accordance with the Company’s retirement policies, the Option shall be considered vested and be immediately exercisable as of the date of such termination of Service with respect to the aggregate number of Common Shares as to which the Option would have been vested as of December 31 of the year in which such termination of Service occurs. The Optionee shall have the right, subject to the other terms and conditions set forth in this Agreement and the Plan, to exercise the Option, to the extent it has vested as of the date of such termination of Service, at any time within 12 months after the date of such termination of Service, subject to the earlier expiration of the Option as provided in Section 5 hereof. To the extent the vested portion of the Option is not exercised within such 12-month period, the Option shall be cancelled and revert back to the Company and the Optionee shall have no further right or interest therein. The unvested portion of any Option shall be cancelled and revert back to the Company as of the date of the Optionee’s termination of Service and the Optionee shall have no further right or interest therein. In no event shall this Section 6(a) apply if the termination of Service is (i) for Cause, (ii) by reason of death, Disability or Qualified Retirement or (iii) as a result of a Voluntary Termination.

(b) Termination of Service for Cause; Voluntary Termination. If, prior to vesting, (i) the Optionee’s Service is terminated by the Company or any of its Subsidiaries for Cause, or (ii) Optionee terminates Service under circumstances constituting a Voluntary Termination, the unvested portion of the Option shall be cancelled and revert back to the Company as of the date of such termination of Service, and the Optionee shall have no further right or interest therein unless the Committee in its sole discretion shall determine otherwise. The Optionee shall have the right, subject to the other terms and conditions set forth in this Agreement and the Plan, to exercise the Option, to the extent it has vested as of the date of termination of Service, at any time within three months after the date of such termination, subject to the earlier expiration of the Option as provided in Section 5 hereof.

(c) Termination of Service for Death, Disability or Qualified Retirement. If the Optionee’s Service terminates by reason of death, Disability or Qualified Retirement, the Option shall automatically vest and become immediately exercisable in full as of the date of such termination of Service. The Option shall remain exercisable by the Optionee (or any person entitled to do so) at any time within 18 months after the date of such termination of Service, subject to the earlier expiration of the Option as provided in Section 5 hereof. To the extent the Option is not exercised within such 18-month period, the Option shall be cancelled and revert back to the Company and the Optionee or any permitted transferee pursuant to Section 11, as applicable, shall have no further right or interest therein.

(d) Effect of Employment Agreements Generally. The Company and Optionee agree that notwithstanding anything to the contrary in any Employment Agreement, the terms of an Employment Agreement expressly defining whether and in what manner (including upon termination of employment) the unvested portion of an Option shall vest, be exercisable or be cancelled shall not control over the terms of this Agreement, and shall be disregarded in their entirety with respect to the terms of this Award.

7. Change in Control. Upon the occurrence of a Change in Control, the Option shall automatically vest and become immediately exercisable in full and shall remain exercisable in accordance with the terms of Section 6 hereof, subject to the earlier expiration of the Option as provided in Section 5 hereof.

8. Method of Exercising Option.

(a) Notice of Exercise. Subject to the terms and conditions of this Agreement, the Option may be exercised by written or electronic notice to the Company, from the Optionee or a person who proves to the Company’s satisfaction that he or she is entitled to do so, stating the number of Common Shares in respect of which the Option is being exercised and specifying how such Common Shares should be registered (e.g., in Optionee’s name only or in Optionee’s and his or her spouse’s names as joint tenants with right of survivorship). Such notice shall be accompanied by payment of the Exercise Price for all Common Shares purchased pursuant to the exercise of such Option. The date of exercise of the Option shall be the later of (i) the date on which the Company receives the notice of exercise or (ii) the date on which the conditions set forth in Sections 8(b) and 8(e) are satisfied. Notwithstanding any other provision of this Agreement, the Optionee may not exercise the Option and no Common Shares will be issued by the Company with respect to any attempted exercise when such exercise is prohibited by law or any Company policy then in effect. The Option may not be exercised at any one time as to less than 100 shares (or such number of shares as to which the Option is then exercisable if less than 100). In no event shall the Option be exercisable for a fractional share.

(b) Payment. Prior to the issuance of the Common Shares pursuant to Section 8(e) hereof in respect of which all or a portion of the Option shall have been exercised, the Optionee shall have paid to the Company the Exercise Price for all Common Shares purchased pursuant to the exercise of such Option. Payment may be made by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as “cash”) payable to the order of the Company in U.S. dollars. Payment may also be made in mature Common Shares owned by the Optionee, or in any combination of cash or such mature shares as the Committee in its sole discretion may approve. The Company may also permit the Optionee to pay for such Common Shares by directing the Company to withhold Common Shares that would otherwise be received by the Optionee, pursuant to such rules as the Committee may establish from time to time. In the discretion of the Committee, and in accordance with rules and procedures established by the Committee, the Optionee may be permitted to make a “cashless” exercise of all or a portion of the Option.

(c) Shareholder Rights. The Optionee shall have no rights as a shareholder with respect to any Common Shares issuable upon exercise of the Option until the Optionee shall become the holder of record thereof, and no adjustment shall be made for dividends or distributions or other rights in respect of any Common Shares for which the record date is prior to the date upon which the Optionee shall become the holder of record thereof.

(d) Limitation on Exercise. The Option shall not be exercisable unless the offer and sale of Common Shares pursuant thereto has been registered under the Securities Act of 1933, as amended (the “1933 Act”), and qualified under applicable state “blue sky” laws or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state “blue sky” laws is available.

(e) Issuance of Common Shares. The issuance of all Common Stock purchased pursuant to the exercise of this Option shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates.

9. Adjustment of and Changes in Common Shares. In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, extraordinary dividend, or other event or change in corporate structure affecting the Common Shares, the Committee shall make such adjustments, if any, as it deems appropriate in the number and class of shares subject to, and the exercise price of, the Option. The foregoing adjustments shall be determined by the Committee in its sole discretion.

10. Tax Withholding. The Company shall have the right, prior to the issuance of any Common Shares upon full or partial exercise of the Option (whether by the Optionee or any person entitled to do so), to require the Optionee to remit to the Company any amount sufficient to satisfy the minimum required federal, state or local tax withholding requirements, as well as all applicable withholding tax requirements of any other country or jurisdiction. The Company may permit the Optionee to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold Common Shares that would otherwise be received by the Optionee, pursuant to such rules as the Committee may establish from time to time. The Company shall also have the right to deduct from all cash payments made pursuant to, or in connection with, the Option, the minimum federal, state or local taxes required to be withheld with respect to such payments.

11. Transfers. Except as provided in this Section 11, during Optionee’s lifetime, only Optionee (or in the event of Optionee’s legal incapacity or incompetency, his or her guardian or legal representative) may exercise the Option, and the Option shall not be assignable or transferable by Optionee, other than by designation of beneficiary, will or the laws of descent and distribution. Optionee may transfer all or part of this Option, not for value, to any Family Member, provided that Optionee provides prior written notice to the Company, of such transfer. For the purpose of this section, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or Optionee) in exchange for an interest in such entity. Subsequent transfers of transferred portions of the Option are prohibited except to Optionee’s Family Members in accordance with this Section 11 or by will or the laws of descent and distribution. In the event of Optionee’s termination of service, this Agreement shall continue to be applied with respect to Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified herein.

12. Prohibition on Repricing. The Agreement may not be amended to (a) reduce the Exercise Price of the Option granted hereunder, nor (b) cancel or replace the Option hereunder with an Option having a lower exercise price.

13. Miscellaneous Provisions.

(a) Notices. Any notice required by the terms of this Agreement shall be delivered or made electronically, over the Internet or otherwise (with request for assurance of receipt in a manner typical with respect to communications of that type), or given in writing. Any notice given in writing shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, and shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she has most recently provided to the Company. Any notice given electronically shall be deemed effective on the date of transmission.

(b) Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof. They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof. In the event the Optionee has an Employment Agreement, any conflicts or ambiguities shall be resolved first by reference to the Plan, then to this Agreement, and finally to the Employment Agreement. In the event such conflict or ambiguity cannot be resolved by reference to the Plan, reference shall be made to this Agreement. Finally, and only in the event such conflict or ambiguity cannot be resolved by reference to the Plan and this Agreement, reference shall be made to the Employment Agreement.

(e) Amendments. The Board and the Committee shall have the power to alter or amend the terms of the Option as set forth herein from time to time, in any manner consistent with the provisions of Sections 5.3 and 18.10 of the Plan, and any alteration or amendment of the terms of the Option by the Board or the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give notice to the Optionee of any such alteration or amendment as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Optionee and the Board or the Committee by mutual written consent to alter or amend the terms of the Option in any manner which is consistent with the Plan.

(f) Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto and may only be amended by written agreement of the parties hereto.

(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to the choice of law provisions thereof.

(h) No Employment or Other Rights. This Option grant does not confer upon the Optionee any right to be continued in the employment of, or otherwise provide Services to, the Company or any Subsidiary or other affiliate thereof, or interfere with or limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate such Optionee’s employment at any time. For purposes of this Agreement only, the term “employment” shall include circumstances under which Optionee provides consulting or other Services to the Company or any of its Subsidiaries as an independent contractor, but such Optionee is not, nor shall be considered, an employee; provided, however, nothing in this Section 13(h) or this Agreement shall create an employment relationship between such person and the Company or its applicable Subsidiary, as the usages described in this Section are for convenience only.

15. Definitions. For purposes of this Agreement, the following capitalized words shall have the meanings set forth below.

“Employment Agreement” shall mean a written employment, change in control or change of control, or other similar agreement between the Optionee and the Company and/or a Subsidiary.

“Qualified Retirement” shall mean a retirement from Service in accordance with the Company’s retirement policies by the Optionee in which, at the time of such retirement, the sum of the Optionee’s age and consecutively completed 12-month periods of Service, in each case without giving credit for any partial years, equals or exceeds 75.

“Voluntary Termination” shall occur when the Optionee voluntarily ceases Service for any reason or no reason (e.g., the Optionee elects to cease being an employee or director or providing consulting services or the Optionee resigns or quits). Notwithstanding the foregoing, a Voluntary Termination shall not occur as a result of termination of Service as a result of death, Disability or Qualified Retirement, or termination by the Optionee for “good reason” (in accordance with an Employment Agreement providing for such rights).

EXECUTED as of the date first written above.

COMPANY:	ORTHOFIX INTERNATIONAL N.V.

By:
Name:
Title:

OPTIONEE:

By:
Name:
Title: